SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 20, 2012
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania		27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01                 Other Events.

Proposal 2 to the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) of Customers Bancorp, Inc. proposes an amendment and restatement of the Amended and Restated Customers Bancorp, Inc. 2004 Incentive Equity and Deferred Compensation Plan (the “Plan”) in order to increase the number of shares authorized for issuance under the Plan to 2,500,000.  The section of the Proxy Statement summarizing the material provisions of the Plan contains a typographical error on page 9 indicating: “The Plan, as amended, would reserve 1,500,000 shares of Common Stock for issuance pursuant to awards granted under the Plan on and after the Effective Date, minus the number of shares granted prior to the Effective Date.”  As provided in related discussions in the Proxy Statement and in the amendment and restatement of the Plan in the form attached as Annex A to the Proxy Statement, such statement should read: “The Plan, as amended, would reserve 2,500,000 shares of Common Stock for issuance pursuant to awards granted under the Plan on and after the Effective Date, minus the number of shares granted prior to the Effective Date.” Additionally, page 13 contains a typographical error indicating that the Plan will expire by its terms on September 6, 2012.  As provided in related discussions in the Proxy Statement and the amendment and restatement of the Plan in the form attached as Annex A to the Proxy Statement, the Plan will expire by its terms on September 6, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Executive Vice President
and Chief Financial Officer

Date:           June 20, 2012